Exhibit 99.1
PowerSecure Announces Completion of Southern Flow Sale
Wake Forest, N.C. — January 17, 2011 — PowerSecure International, Inc. (Nasdaq: POWR) today announced that it completed the sale of its Southern Flow subsidiary to Zedi, Inc., on Friday, January 14, 2011. Pursuant to the terms of the December 30, 2010 Purchase and Sale Agreement, Zedi, Inc. (TSX Venture: ZED), a Canadian corporation, through its wholly-owned subsidiary, purchased 100% of the stock of Southern Flow Companies, Inc. The Company received cash proceeds of $16.515 million, consisting of a base purchase price of $15.550 million, and $0.965 million for additional Southern Flow working capital conveyed in the transaction.
The Company also announced that it has completed the amendments to its credit facility to facilitate the sale of Southern Flow. The amended facility includes modifications to covenants to accommodate the transaction and the Company’s financial profile after the transaction, and resize facility to $25 million given the significant cash generated from the sale.
Sidney Hinton, CEO of PowerSecure, said, “We are very pleased to complete the sale of our Southern Flow unit. The transaction enhances our focus on our core business, and provides us with the opportunity to deploy our capital more efficiently into areas of even higher return. We wish our friends at Southern Flow and our new friends at Zedi all the best in the future.”
About PowerSecure
PowerSecure International, Inc. is a leading provider of Energy and Smart Grid Solutions to electric utilities, and their commercial, institutional, and industrial customers, as well as Energy Services to the oil and natural gas industry. PowerSecure’s Energy and Smart Grid Solutions businesses provide products and services in the areas of Energy Efficiency, Interactive Distributed Generation, and Utility Infrastructure. The Company’s Energy Efficiency business provides customers with energy efficient lighting technologies that deliver improved quality of light, including its proprietary EfficientLights LED lighting product that saves grocery, drug, and convenience stores 70% off the cost to operate traditional fluorescent lighting in their refrigerated cases. The Company is a pioneer in developing Interactive Distributed Generation® systems with sophisticated, proactive smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. PowerSecure also provides utilities with transmission and distribution infrastructure construction and maintenance services, and engineering and regulatory consulting services. The Company provides Energy Services to the oil and natural gas industry through its Southern Flow and WaterSecure business units. Additional information is available at www.powersecure.com.

All forward-looking statements contained in this release are made within the meaning of and pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to the expectations surrounding the transaction discussed in this press release; the Company’s outlook, prospects and expectations for revenues, net income, and E.P.S. results and growth generally; the anticipated results of the Company’s products, services, and technologies; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing. Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, those risks, uncertainties and other factors identified from time to time in the Company’s most recent Annual Report on Form 10-K, as well as in subsequent filings with the Securities and Exchange Commission, including reports on Forms 10-Q and 8-K. Accordingly, there can be no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.
Contact
Chris Hutter
Chief Financial Officer
PowerSecure International, Inc.
(919) 453-1760
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